Exhibit 4.3

                                          STATE OF DELAWARE
                                          SECRETARY OF STATE
                                       DIVISION OF CORPORATIONS
                                       FILED 11:50 AM 09/29/1994

                                CERTIFICATE OF MERGER
                                       MERGING
                        BLOCKBUSTER ENTERTAINMENT CORPORATION
                                    WITH AND INTO
                                     VIACOM INC.

                            PURSUANT TO SECTION 251 OF THE
                           DELAWARE GENERAL CORPORATION LAW

                The undersigned, being the Executive Vice President, General Counsel and Chief Administrative Officer of Viacom Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Viacom"), DOES HEREBY CERTIFY AS FOLLOWS:

                FIRST: That the name and the state of incorporation of each of the constituent corporations in the merger is as follows:

                Name                                 State of Incorporation
                ----                                 ----------------------

           Blockbuster Entertainment Corporation . .       Delaware
           Viacom Inc. . . . . . . . . . . . . . . .       Delaware

                SECOND: That an Agreement and Plan of Merger dated as of January 7, 1994, as amended as of June 15, 1994 (the "Merger Agreement"), between Blockbuster Entertainment Corporation ("Blockbuster") and Viacom has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

                THIRD: That Viacom shall be the surviving corporation (the "Surviving Corporation").

                FOURTH: The certificate of incorporation of Viacom will be the certificate of incorporation of the Surviving
           Corporation.

                FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                                    200 Elm Street
                             Dedham, Massachusetts 02026

                SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of any constituent corporation.

                IN WITNESS WHEREOF, Viacom has caused this Certificate of Merger to be signed by Philippe P. Dauman, its Executive Vice President, General Counsel and Chief Administrative Officer, and attested by Lawrence Rubin, its Assistant Secretary, this 29th day of September, 1994.

                               VIACOM INC.


                                         /s/ Phillipe P. Dauman
                               By:  . . . . . . . . . . . . . . . . . .
                                   Title:  Executive Vice President,
                                         General Counsel and
                                         Chief Administrative Officer



           ATTEST:

                 /s/ Lawrence Rubin
           . . . . . . . . . . . . . . . . . .
                  Assistant Secretary